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                                                                   Exhibit 10.33


                             SECURED PROMISSORY NOTE

$6,000,000.00                                                     March 11, 2002


            FOR VALUE RECEIVED, the undersigned, AMERICOLD LOGISTICS, LLC, a Delaware limited liability company (hereinafter referred to as "Borrower"), hereby promises to pay to the order of VORNADO OPERATING L.P., a Delaware limited partnership (hereinafter referred to as "Noteholder," which term shall mean the holder at any particular time of this Note) the principal sum of SIX MILLION and NO/100ths DOLLARS ($6,000,000.00), together with interest as hereinafter provided.

            From the date hereinabove set forth, until this Note is paid in full, interest shall be charged on the principal balance of this Note outstanding from time to time at an annual rate (the "Interest Rate") equal to twelve percent (12%). The entire unpaid principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable on December 31, 2004 (the "Maturity Date"), unless this Note shall be accelerated sooner pursuant to any provision hereof. Interest will be due and payable in arrears on the seventeenth day of each calendar month beginning on November 17, 2002, through and including the Maturity Date, provided that so long as no Event of Default shall have occurred and be continuing, unless Borrower shall make such payment of interest, the amount thereof shall be added to the principal amount of this Note and shall thereafter accrue interest at the Interest Rate.

            All payments received hereunder shall be applied first to accrued interest and the balance, if any, to principal. The principal of and interest on this Note shall be payable in immediately available funds in lawful money of the United States. Any payment by other than immediately available funds which Noteholder, at its option, elects to accept shall be subject to collection, and interest shall continue to accrue thereon until the funds by which payment is made are available to Noteholder for its use. All payments hereunder shall be payable to the order of Noteholder at 210 Route 4, Paramus, New Jersey 07652, or at such place and to such person as shall be designated in writing from time to time by Noteholder.

            Borrower hereby agrees to pay Noteholder any and all fees and costs, including, without limitation, Noteholder's reasonable legal fees, incurred by Noteholder in connection with the loan evidenced hereby and the preparation, negotiation, recordation, filing and/or enforcement of this Note and the Loan Documents (as defined below).

            Borrower reserves the privilege of prepaying without premium or penalty, all or any portion of the principal balance of this Note, together with accrued interest thereon to the date of payment.
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            If any payment required to be made under this Note is not paid when due and payable hereunder, whether at maturity or by acceleration, (i) interest shall be payable on the principal portion of such payment and, to the extent permitted by law, on all accrued but unpaid interest and other amounts outstanding hereunder, at the Interest Rate, and (ii) Borrower promises to pay all costs of collection, including reasonable attorneys' fees, incurred by Noteholder, whether or not suit is filed hereon. Such costs of collection shall include, but not be limited to, all costs and expenses, including reasonable attorneys' fees, incurred in connection with the protection of or realization upon the collateral securing this Note.

            At the option of Noteholder, this Note shall become immediately due and payable if any of the following shall occur: (i) if Borrower fails to make any payment hereunder when such payment is due and payable; (ii) if Borrower fails to observe or perform any covenant to be observed or performed by Borrower under this Note; (iii) a receiver, liquidator or trustee shall be appointed for Borrower or Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower upon the same not being discharged, stayed or dismissed within ninety (90) days; or (iv) if there shall exist any "Event of Default", as such term is defined in that certain Security Agreement (the "Security Agreement"), dated of even date herewith, between the Borrower and Noteholder.

            The failure of Noteholder to exercise its option to accelerate this Note as provided above, or to exercise any other option or remedy granted to it under this Note, the Security Agreement or any other document, instrument or agreement now or hereafter evidencing or securing the indebtedness evidenced by this Note as amended from time to time (collectively, the "Loan Documents"), in any one or more instances, or the acceptance by Noteholder of partial payments or partial performance, shall not constitute a waiver of any default by Borrower, and all such options and remedies shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Noteholder, may at Noteholder's option be rescinded by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

            Borrower agrees hereby to (i) waive and renounce any and all homestead exemption rights and the benefits of all valuation and appraisement privileges as against this debt or any renewal or extension hereof; and (ii) waive presentment, demand, protest, notice of nonpayment, notice of dishonor, and any and all lack of diligence or delays in the collection or enforcement hereof.
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            In no event shall the amount of interest due or payable hereunder exceed the maximum amount of interest allowed by applicable law or otherwise violate applicable law, and in the event any payment is made which exceeds such maximum lawful amount, then the amount of such excess sum shall be credited as a payment of principal. It is the express intent hereof that Borrower shall not pay and Noteholder shall not receive, directly or indirectly, interest in excess of what may lawfully be paid by Borrower under applicable law.

            Borrower hereby represents and warrants that the indebtedness evidenced by this Note is being obtained for the purpose of acquiring and/or carrying on a business or commercial enterprise and all proceeds of such indebtedness will be used solely in connection with such business or commercial enterprise. This Note is given in consideration for the extinguishment by Noteholder of any claim by Noteholder in respect to its $6,000,000 equity investment in Borrower, made on March 7, 2000.

            This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Noteholder and its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the State of New York.

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            IN WITNESS WHEREOF, the undersigned, with full power and authority to do so, intending that this Note shall constitute an instrument under seal, has caused these presents to be executed, delivered, and sealed on the day and year first above written.

WITNESS:

                                        BORROWER:
/s/ Tony Woodard
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                                        AMERICOLD LOGISTICS, LLC,
                                        a Delaware limited liability company

                                        By: /s/ J.C. Daiker
                                            ------------------------------
                                        Name: Jonathan C. Daiker
                                              ----------------------------
                                        Title: Chief Financial Officer
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